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                            SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
                            80 Broad Street, 25th Floor, New York, NY 10004-2209

[LOGO]  Sunlife (N.Y.)

Please make checks payable to Sun Life Insurance and Annuity Company of New York. Send the Application and check to either your Broker/Dealer home office or Sun Life Insurance and Annuity Company of New York, 80 Broad Street, 25th Floor, New York, NY 10004-2209

VARIABLE ANNUITY APPLICATION
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1.  Owner_______________________________________________________________________
                FIRST                  MIDDLE                         LAST
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2.  Address_____________________________________________________________________
                                       STREET
           _____________________________________________________________________
               CITY                     STATE                          ZIP
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3. Owner's Soc. Sec. No. |_|_|_|_|_|_|_|_|_|
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4. Owner's Sex: |_| M |_| F     5. Date of Birth |_|_| Mo. |_|_| Day |_|_| Year
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6.  Annuitant
    |_| same as Owner, or: _____________________________________________________
                               FIRST              MIDDLE              LAST
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7. Annuitant's Address__________________________________________________________
                                              STREET
                      __________________________________________________________
                           CITY                STATE                   ZIP
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8. Annuitant's Soc. Sec. No. |_|_|_|_|_|_|_|_|_|
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9. Annuitant's Sex: |_| M |_| F
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10. Date of Birth |_|_| Mo. |_|_| Day |_|_| Year
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11. Co-Annuitant _______________________________________________________________
                    FIRST                  MIDDLE                       LAST

12. Date of Birth ________________
                   MONTH/DAY/YEAR
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13. Co-Annuitant's Address______________________________________________________
                                                STREET
                          ______________________________________________________
                             CITY                STATE                    ZIP

Co-Annuitant's Soc. Sec. No. |_|_|_|_|_|_|_|_|_|
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14. Beneficiary ________________________________________________________________
                    FIRST                    MIDDLE                       LAST
__________________________
RELATIONSHIP TO ANNUITANT
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15. IRS TAX QUALIFIED PLAN SELECTION
    |_| 401(k)             |_| Self-Employed            |_| 403(b)
    |_| Corporate          |_| SEP/IRA                  |_| IRA Rollover
    |_| Other _________________________________
        _______________________________________
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16. Purchase Payment Allocation (Whole %, must total 100%)
    _______% Money Market Series (MMS) 0
    _______% High Yield Series (HYS) 1
    _______% Capital Appreciation Series (CAS) 2
    _______% Fixed Account (SGA) 3
    _______% World Governments Series (WGS) 4
    _______% Managed Sectors Series (MSS) 5
    _______% Total Return Series (TRS) 6
    _______% Government Securities Series (GSS) 7
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17. PURCHASE PAYMENTS Initial purchase payments of $_________ is attached
    (payments must total at least $300 in the first year). Subsequent payments

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    may be $25.00 or more. Please check |_| for information on Bank Draft for
    future purchase payments.
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18. Special Instructions (Annuity Options, etc.)
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19. Annuity Commencement Date    Year |_|_|_|_|   The first day of |_|_| Month
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20. Will this contract replace or change any existing life insurance or annuity
    in this or any other company? |_| Yes |_| No If yes, please explain under Special Instructions and request replacement information from your agent.

    I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief and agree that this application shall be a part of any Contract issued by the Company. ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT WHEN BASED ON THE INVESTMENT EXPERIENCE OF A VARIABLE ACCOUNT ARE VARIABLE AND NOT GUARANTEED AS TO DOLLAR AMOUNT. I acknowledge receipt of a current prospectus and MFS/Sun Life Series Trust Prospectus.

________________________________________________________________________________
PRINT AGENT'S NAME AND PHONE NUMBER                                  DATE

___________________________________ ____________________________________________
AGENT'S SIGNATURE                   SIGNED AT         CITY              STATE

___________________________________ ____________________________________________
OWNER'S SIGNATURE                   ANNUITANT'S/CO-ANNUITANT'S SIGNATURE
                                    (IF DIFFERENT THAN OWNER)

Agent: Will this contract replace or change any existing life insurance or
       annuity in this or any other company? |_| Yes |_| No
       If yes, please explain under Special Instructions.
       General Agent/Dealer ____________________________________________________
       Branch Office Address ___________________________________________________
                                  STREET          CITY            STATE      ZIP


       APP-VA96-MF5R
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ASSET ALLOCATION PROGRAM The owner authorizes automatic exchanges among the variable sub-accounts until the owner specifically revokes the authorization. The automatic exchanges are made quarterly based on the recommendations of the MFS Asset Allocation Committee.

The undersigned hereby authorizes you to effect exchanges among the Compass-3 NY sub-accounts consistent with the asset allocation recommendation as existing from time to time, without the requirement of any further authorizations or instructions. It is understood that authorization shall continue until a written, signed revocation is received by Sun Life (N.Y.) at its annuity service mailing address.


                                _______________________________________
                                (Owner's Signature)
                                Note: Sign here ONLY if you are enrolling in the Asset Allocation Program

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SYSTEMATIC WITHDRAWAL PROGRAM The owner determines who receives the income, the amount of income, and the frequency: monthly, quarterly, semiannually, or annually. Withdrawals under this program may be fully or partially includible in income and may be subject to a 10% federal penalty tax prior to age 59 1/2. All withdrawals are subject to any applicable qualified retirement plan provisions.

A $10,000 minimum account value is required to begin the Program (This is not for annuitization; if you wish to annuitize please see Sections 18 and 19 of the Application).

Frequency:        |_| Monthly   |_| Quarterly   |_| Semiannually   |_| Annually

Withdraw:         $________ and send to ______ owner; or ______________
                  designated payee

Check one:        |_| Please withhold;      federal income tax from each payment

                  |_| Please do not withhold;

If designated payee, please complete the following:

NAME ________________________________ SS#/TAX ID# (of recipient) _______________

ADDRESS ________________________________________________________________________

CITY __________________________________________ STATE ____________ ZIP _________

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DOLLAR COST AVERAGING PROGRAM The owner invests a minimum of $5,000 in the Money
Market Series sub-account. Every month or quarter a level amount is automatically transferred, at no cost, into one or more of the other sub-accounts of the owners choice, up to a maximum of four. The balance in the Money Market Series sub-account continues earning money market rates. The program continues until the Money Market Series sub-account balance falls below the transfer amount or the owner stops the program. (Exchanges into the Fixed Account are not included).

A $5,000 minimum balance is required to begin the program.

Frequency:        |_| Monthly        |_| Quarterly

Transfers will be made on the second Wednesday of the month. Please indicate the sub-account(s) you have selected and the amount to be transferred ($100 minimum) to each:

   Sub-account        Transfer amount        Sub-account         Transfer amount

   1 _________        $_____________         3 _________         $_____________
   2 _________        $_____________         4 _________         $_____________

I have read the explanation of the Dollar Cost Averaging Program and I authorize Sun Life (N.Y.) to transfer amounts from the Money Market Series sub-account to the other sub-accounts. I understand that these transfers will continue until the value of the Money Market Series sub-account falls below the total monthly or quarterly transfer amount or until I terminate the program.